UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 25, 2010
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
(Address of Principal Executive Offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On May 25, 2010, at the Annual General Meeting of the Shareholders of Consolidated Water Co. Ltd. (the “Company”), the Company’s shareholders voted to:  (a) re-elect Brian E. Butler to serve, for a term of three years, as the sole Class I member of the Company’s board of directors, and (b) ratify the Company’s board of directors selection of MarcumRachlin, a division of Marcum LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, at the remuneration to be determined by the audit committee of the Company’s board of directors.

The following table sets forth the shareholder vote on these matters.

	Number of Shares
Proposal	For	Against	Abstain	Broker Non-Votes
Election of Brian E. Butler	5,682,610	719,371	9,013	3,656,669
Ratification of the Selection of MarcumRachlin	9,917,088	19,902	26,749	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ David W. Sasnett
Name:	David W. Sasnett
Title:	Executive Vice President & Chief Financial Officer

Date: May 28, 2010